UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2019

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York	13203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 20, 2019, the Board of Directors of Carrols Restaurant Group, Inc. (the “Company”) appointed Anthony E. Hull as Vice President, Chief Financial Officer and Treasurer of the Company effective January 2, 2020 (the “Start Date”). Mr. Hull will receive an annual base salary of $550,000 and a grant of 250,000 shares of the Company’s common stock (the “Stock Grant”) on January 15, 2020 pursuant to the Company’s 2016 Stock Incentive Plan (the “Plan”), which will vest as follows: (a) 34% of the Stock Grant will vest on the first anniversary of the Start Date, (b) 33% of the Stock Grant will vest on the second anniversary of the Start Date and (c) 33% of the Stock Grant will vest on the third anniversary of the Start Date. Mr. Hull will participate in the Company’s Executive Bonus Plan with a bonus target percentile of 100% of his annual base salary. Mr. Hull will be eligible to participate in the Carrols Corporation Deferred Compensation Plan and the Company’s health and welfare benefit plans. The Company will reimburse Mr. Hull for moving expenses to relocate to the Syracuse, NY area and expenses of up to $25,000 in the first year and up to $10,000 in any subsequent year for trips by Mr. Hull and his spouse to visit family.

Mr. Hull, age 61, served as Senior Advisor from November 2018 until March 2019, Executive Vice President, Chief Financial Officer and Treasurer from July 2006 until November 2018 and performed the functions of Chief Accounting Officer from December 2007 until February 2008 of Realogy Holdings Corp. (NYSE:RLGY) (“Realogy”), a leading and integrated provider of real estate services in the U.S. Mr. Hull also served as Executive Vice President, Finance of Cendant Corporation (“Cendant”), a diversified holding company, from October 2003 until Realogy’s separation from Cendant in July 2006. From January 1996 to September 2003, Mr. Hull served as Chief Financial Officer for DreamWorks, a diversified entertainment company. From 1994 until 1995, Mr. Hull served as Chief Financial Officer of King World Productions, Inc., a NYSE listed television syndication and production company. From 1990 to 1994, Mr. Hull worked in various capacities for Paramount Communications, a diversified entertainment and publishing company. From 1984 to 1990, Mr. Hull worked in investment banking at Morgan Stanley.

Mr. Hull does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

On January 2, 2020, Timothy J. LaLonde will resign as the Company’s Interim Vice President, Interim Chief Financial Officer and Interim Treasurer. Mr. LaLonde has agreed to remain with the Company in a transitionary role for a period of time after January 2, 2020.

On November 25, 2019, the Company issued a press release announcing the appointment of Mr. Hull as Vice President, Chief Financial Officer and Treasurer of the Company, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Carrols Restaurant Group, Inc. Press Release, dated November 25, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrols Restaurant Group, Inc.

Date: November 25, 2019	By:	/s/ William E. Myers
Name: William E. Myers Title: Vice President, General Counsel and Secretary